                                                                    EXHIBIT 10.5

                      LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                           MAC PUBLICATIONS, L.L.C.

                                 July 31, 1997

     The parties to this agreement are ZIFF-DAVIS INC. ("Ziff-Davis"), a Delaware corporation with its principal offices at One Park Avenue, New York, NY 10016, MACWORLD COMMUNICATIONS, INC. ("MCI"), a Massachusetts corporation with its principal office at 501 Second Street, San Francisco, California 94107, and INTERNATIONAL DATA GROUP, INC. ("IDG"), a Massachusetts corporation with its principal office at One Exeter Plaza, Boston, Massachusetts 02115.

     Ziff-Davis publishes a number of computer-related publications including MacUser and MacWeek. MCI publishes a computer-related publication called Macworld and is a subsidiary of IDG, which publishes a number of computer-related publications.

     Ziff-Davis and MCI are all of the members of MAC Publications, L.L.C., a limited liability company (the "Company") formed under the Delaware Limited Liability Company Act, 6 Del. (S)(S) 18-101, et seq, as amended from time to time (the "'Delaware Act"). Ziff-Davis and MCI are hereinafter referred to from time to time as the "Members".

     The Members wish to set forth certain provisions governing the affairs of the Company and the conduct of its business in this agreement which shall become effective on the date set forth above.

     It is therefore agreed as follows:

     1.   Purpose of the Company.  The purpose of the Company shall be to engage
          ----------------------
in (a) the business of developing, producing, publishing and distributing Macworld, MacUser, MacWeek and other Apple/Macintosh related print publications (the "Publications") and (b) annuals or special issues or CD-ROM versions of the Publications. The Company will not engage in the business of producing or publishing electronic publications (other than the Publications' sites on the World Wide Web, AOL or similar proprietary networks), trade shows, conferences, seminars, books, tips and techniques newsletters, training materials, directories, market information research, television, radio, database or reference products or any other business not specified in (a) and (b) above without the majority approval of the Management Board, as set forth in Section 5.1(h) below.

     2.   Registered Office; Registered Agent.  The address of the registered
          -----------------------------------
office of the Company in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Company is Corporation Trust Center. The address of the registered agent in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801.

     3.   Capital Contributions.
          ---------------------

     3.1  Initial Contributions.
          ---------------------

          (a) Ziff-Davis shall contribute to the Company all of its rights with respect to the publications MacUser and MacWeek, together with the business of publishing and distributing such publications and the assets used in connection therewith pursuant to an Assignment and Assumption Agreement dated July 31, 1997.

          (b) MCI and IDG shall contribute, or cause to be contributed, to the Company all of the rights with respect to the publication, Macworld, together with the business of publishing and distributing such publication and the assets used in connection therewith pursuant to an Assignment and Assumption Agreement dated July 31, 1997.

          (c) Each of Ziff-Davis and MCI (or IDG on behalf of MCI) shall also contribute equal cash amounts pursuant to their respective Assignment and Assumption Agreements and as may be provided in the Preliminary Plan (as such term is defined below). Those contributions shall be for the sole purpose of funding the operations of the Company and the Company will not maintain cash balances in excess of the Company's needs. The timing and amount of each contribution by the Members shall be specified by the President (as defined below) in a notice delivered at least five business days prior to the specified date of contribution.

          (d) Notwithstanding Section 3.1(c) above, each Member shall have the right to review its obligations set forth in such Section and to discontinue making any capital contributions if the Company's operating income (loss) for any given year as reflected on the Company's financial statements is more than 25% less favorable than the Company's operating income projected for such year as reflected in the Preliminary Plan (as defined below) provided, however, such shortfall exceeds $200,000. If a Member elects to discontinue its capital contributions pursuant to this Section 3.1(d), the other Member may loan the Company the amount of the contribution in issue, in return for a promissory note bearing interest at the prime rate as published in The Wall Street Journal plus 2%, as in effect from time to time. That note shall be repayable out of the first available cash from day-to-day operations not required for fulfilling capital needs, as determined by the Company's Chief Financial Officer.

     3.2  Additional Contributions.  Upon a determination at any time or from
          ------------------------
time to time during the term of this agreement by the Management Board (a) to pursue additional business ventures through the Company, or (b) that the existing business of the Company requires capital in excess of that previously contributed, the Members may agree on appropriate additional capital contributions. If the President proposes that the Company publish a new Publication and both Members do not mutually agree that the Company shall publish the new Publication, then one Member may advance the entire amount required for such Publication by the Company ir return for a promissory note bearing interest at the prime rate as published in The Wall Street Journal plus 2%, as in effect from time to time. That note shall only be repayable out of the proceeds of the new Publication. Notwithstanding any provision to the contrary, nothing in this Section shall permit the Company to engage in any of the activities listed in the last sentence of Section 1 unless both

Members agree nor may the Company engage in any new Publication if the dissenting Member in good faith believes that such new Publication may have a material adverse effect on the Company's existing Publications or operations. In the event the other Member reasonably believes that such new Publication would not have a material adverse effect on the Company's existing Publications or operations, despite the dissenting Member's good faith belief to the contrary, and the dissenting Member has rejected the other Member's offer to fund the new Publication, the other Member shall have the right to declare that a "deadlock" condition exists, as described in Section 5.2 below.

     3.3  No Withdrawals.  Except as expressly provided in this agreement, no
          --------------
Member shall be entitled to resign as a Member or withdraw any part of its capital contribution from the Company.

     3.4  No Liability for Capital Contributions; No interest.  No Member shall
          ---------------------------------------------------
be personally liable for the return of any portion of the capital contributions of the Members. The return of the Members' capital contributions shall be made solely from the Company's assets. No Member shall have the right to demand or receive property other than cash for its Interest (as such term is defined in Section 4 below) in the Company. No Member shall receive any interest on its capital contributions.

     4.   Interests.  In return for its capital contributions, each Member will
          ---------
          have a fifty (50%) percent interest (the ""Interests") in the Company and a right to 50% of all distributions.

     5.   Management of the Company
          -------------------------

     5.1  The Management Board.
          --------------------

          (a) The Company shall have a Management Board of four members, which shall oversee and manage the business and affairs of the Company. It is the intention that the Company be set up as a partnership, therefore two members of the Management Board shall be appointed by Ziff-Davis and two shall be appointed by MCI. The parties hereto intend that such members of the Management Board shall be high-level executives of Ziff-Davis and IDG, respectively. Therefore, neither Member shall appoint as a member of the Management Board any person who is actively involved in the day-to-day operations of the Company. The President may attend meetings of the Management Board as a nonvoting participant.

          (b) Each member of the Management Board shall hold office until his or her successor is appointed or until his or her earlier resignation or removal. Any member may resign at any time upon written notice to the Members. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any member of the Management Board may he removed, with or without cause, by the Member which appointed such member. In the event of a removal or resignation of any member of the Management Board, the resulting vacancy shall be filled by the Member which appointed the departing member.

          (c) Regular meetings of the Management Board shall be held at least quarterly and may be held at such places and at such times as the Management Board may from time to time determine.

          (d) Special meetings of the Management Board may be held at any time or place or by conference telephone or similar equipment whenever called by the President or by any Member. Reasonable notice thereof shall be given by the person or persons calling the meeting.

          (e) At all meetings of the Management Board, the presence of at least one member designated by each Member shall be required for a quorum for the transaction of business. Any member of the Management Board may vote by proxy for any absent member appointed by the same Member. The vote of a majority of the members present, including votes by proxy, if any, at a meeting at which a quorum is present shall be the act of the Management Board. In case at any meeting of the Management Board a quorum shall not be present, the members of the Management Board present may adjourn the meeting from time to time until a quorum shall be present.

          (f) Meetings of the Management Board shall be presided over by a member of the Management Board mutually agreed upon by the Members.

          (g) Any action required or permitted to be taken at any meeting of the Management Board, may be taken without a meeting if all members of the Management Board personally consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Management Board.

          (h) In addition to any rights expressly reserved in this agreement or by law to the Members and the Management Board and notwithstanding anything to the contrary contained in Section 5.3 below, each of the following actions ("Major Decisions") may be taken only with the majority approval of the Management Board:

                    (i) making any material change in the nature of the business conducted by the Company, including, without limitation, the addition of any Publication (subject to Section 3.2 above), the discontinuation of any Publication or changing the name of any Publication from the names set forth in Section 1 above or licensing the name or other material intellectual property of any Publication to any third party or the decision to pursue additional business ventures through the Company;

                    (ii) approval of the Plans (as defined in Section 6 below) and any material changes to the Plans;

                    (iii) (A) hiring, promotion, termination or determination of the compensation of the President or any employee whose term of employment is equal to or exceeds one year, or (B) the hiring of any employee(s) beyond those contemplated in the then current approved Plan or
     (C) the veto of the President's decisions with respect to the hiring, promotion, termination or determination of compensation of the publisher, or the senior editorial position of any of the Publications;

                    (iv)   the distribution of profits of the Company;

                    (v) the sale, lease or other disposition or encumbrance of any of the Company's assets in excess of $25,000 and not in the ordinary course of business or any sale or transfer of any interest in the Company, except as permitted herein;

                    (vi) the investment of the Company's earnings in the purchase or other acquisition of assets by the Company not in the ordinary course of business or of securities or investments other than cash or cash equivalents;

                    (vii) entering into any joint venture or other similar arrangement with any party or agreeing to merge or consolidate the Company with any other entity, or forming a subsidiary of the Company or reorganizing the capital structure of the Company;

                    (viii) any request that a third party provide funds to the Company or any incurrence of indebtedness by the Company in respect of such funds;

                    (ix) (A) a guarantee by the Company of any obligation of any person or entity or a pledge, or (B) a grant of a security interest in any assets of the Company, other than purchase money security interests entered into in the ordinary course of business, or (C) use of any asset of the Company for the benefit of a party hereto but not for the commensurate benefit of the other parties hereto;

                    (x) any material action taken or agreement entered into, including settlement of any Internal Revenue Service audit, by the Tax Matters Partner designated under Section 15.4 below;

                    (xi) any capital expenditure by the Company in excess of $10,000, except as approved as part of a Plan;

                    (xii) entering into any lease, contract or other instrument which creates obligations of the Company in excess of $20,000 or greater than one year in duration, except as approved as part of a Plan;

                    (xiii) any other transaction not in the ordinary course of business;

                    (xiv) entering into any transaction with any officer, owner or affiliate of any Member, except as contemplated herein and except for advancements or reimbursement of expenses in the ordinary course of business;

                    (xv) commencement or settlement of any material claim or litigation, or a decision to forgo any material claim or litigation in excess of $10,000;

                    (xvi) the selection or removal of legal counsel in connection with the defense or prosecution of claims or any other actions relating to arbitration proceedings, litigation or potential litigation by or against the Company;

                    (xvii) the selection or removal of independent accountants, auditors and tax advisers;

                    (xviii) entering into, amending or terminating an employee benefit plan; or

                    (xix) such other matters as may be established by agreement of the Management Board.

          (i) Notwithstanding Section 5.3(e) below, the Management Board shall have the right to oversee and direct the hiring, promotion, termination or determination of the compensation of the chief financial officer.

          (j) Any Member may act alone on behalf of the Company in any claim against the other Member or IDG for breach of this Agreement, the relevant Assignment and Assumption Agreement, or any other agreement between the Company and that other Member, IDG or an affiliate of that other Member.

     5.2  Deadlock.  In the event that the members of the Management Board are
          --------
equally divided over a proposed Major Decision, or the publication of a new Publication, as described in Section 3.2 above, or any Member repeatedly refuses to attend meetings of the Management Board after notice thereof, either Member shall have the right to provide notice to the other Member that a "deadlock" condition exists. For a period of 90 days following the delivery of such notice, the Members shall negotiate in good faith in order to resolve such deadlock. If, after such 90 day period, the Members are unable to resolve such deadlock, the Members shall submit such dispute to non-binding mediation before a mediator mutually agreed upon by the Members. If, after mediation for a period not to exceed 60 days the parties are unable to resolve such deadlock, either Member may make an offer to purchase the other Member's interest in the Company. The Member receiving such an offer must either accept such offer or purchase the offering member's interest at the offer price and on the terms of the offer. The purchase and sale shall be set forth in an agreement with terms and conditions standard in such a sale, including a two year non-compete and no solicitation period applicable to the selling Member on terms substantially the same as the provisions of Sections 10.1 and 10.3 hereof.

     5.3  President.  The daily business and affairs of the Company generally
          ---------
shall be supervised by a President (the "President") chosen by the Members. The initial President and Chief Executive Officer shall be Colin Crawford. The President will be responsible for overseeing all day-to-day operations of the Company and the Publications, subject to any limitations contained in the Plans and in this agreement. The President will keep the Management Board informed of all material business issues and any material (i.e., greater than $50,000 in value) or strategic deviation from the Plans must be disclosed and agreed to by the Management Board. In addition, the President shall have the power and authority to take any of the following actions:

          (a) prepare the Plans and present them to the Management Board for its approval;

          (b) implement the Plans in accordance with their terms including the budget;

          (c) manage the day-to-day business and affairs of the Company in the ordinary course of its business, in accordance with the Plans;

          (d)  collect all revenue of the Company and pay all expenses; and

          (e) approve and carry out the hiring, promotion, termination and the determination of compensation of employees in accordance with the then current approved Plan, provided, however, the Management Board (i) shall have control over the chief financial officer of the Company, as provided in Section 5.1(i) above, (ii) shall have the right to veto the President's recommendations regarding the hiring or termination of publisher and the senior editorial position of any Publication and (iii) shall approve the hiring of any employee(s) whose term is more than one year.

In addition, the President shall have such other powers and authority as may be determined from time to time by the Management Board.

     6.   Business Plans.  The Members have reached a preliminary agreement on
          --------------
the terms of an initial 3-Year Business Plan which is attached as Exhibit A hereto (the "Preliminary Plan") No later than October 1 of this year and each subsequent year, the President shall prepare and submit to the Management Board for its approval an annual business plan and budget for the following calendar year (an "Annual Plan") (the Preliminary Plan and Annual Plan, hereinafter the "Plans"). The parties hereto agree that the Annual Plan for 1998 shall be consistent with the Preliminary Plan. Each Annual Plan will include, without limitation, (i) performance benchmarks for the Company's operations during each fiscal year covered by such Plan, (ii) overall financial and operating objectives and projections for the Company for such fiscal year, (iii) the number of issues of each Publication to be published each year, and (iv) certain advertising and circulation targets for each Publication, such as ad rates, ad yields, and circulation and rate base levels. The Management Board may approve each Plan as presented by the President or adopt such Plan with such amendments or changes (including different performance benchmarks) as it sees fit.

     7.   Certain Operational Issues.
          --------------------------

     7.1  Services.  The Company shall have the right to procure centralized
          --------
services from either Member at an at-cost-basis, that is on the same terms that Members provide such services to their own publications. It is the intention of the parties that the Company should procure the following services from either Member, as is least expensive: circulation, production, accounting, public relations, facilities and legal. It is the intention of the parties that the Member who can provide such services at the lowest cost shall provide such services to the Company. Within 30 days of the date hereof, the Company shall determine which Member shall provide such services for the two year calendar period following the date hereof based upon the Member's reported 1997 costs for such services, as set forth in Schedule 7.1 hereto. At the end of each two year period following the date hereof, the Company shall revisit its determination as to which Member (or whether the Company itself or a third party) shall provide such services. The Company shall pay for such services on a monthly basis promptly following the receipt of a invoice from the providing Member.

     7.2  Benefits and Employee Leasing Arrangements.  (a) From the date hereof
          ------------------------------------------
until December 31, 1997, each of IDG and Ziff-Davis shall lease to the Company their employees chosen by the Company to continue to work on the Publications and shall continue to pay those employees and provide these employees benefits under their respective existing benefits plans. Promptly following the date hereof, IDG and Ziff-Davis shall each enter into a leasing agreement with the Company consistent with the provisions of this Section 7.2, including terms and conditions similar to those that are normally included in agreements of that type. The Company shall promptly reimburse each Member for all costs and expenses incurred for salaries, expenses and benefits according to the regular charging method in effect prior to this date. The costs of amounts which are payable for the year, such as a retirement plan contribution or annual bonus, shall be pro rated between the Member and the Company according to the period within the year prior to this date and the period after this date.

     (b) Promptly following the date hereof, the Company shall prepare a benefits plan for its employees, which plan shall not distinguish between former Ziff-Davis and IDG employees and shall provide benefits substantially equivalent to those provided prior to that date to the extent practicable. The Company shall submit the plan to the Management Board for approval, provided, that, if the proposed plan is no more expensive than the current IDG plan, the Management Board's approval shall not be unreasonably withheld. Commencing January 1, 1998, the Company shall establish its own payroll and take over all employees and provide these employees with benefits pursuant to the Management Board approved plan. If requested by the Company, each of the Members shall, to the extent permissible, extend the coverage of its respective welfare plans (which shall not include any employee stock option plan or similar long term compensation plan) to the Company's employees, to allow for the cost benefits resulting from participation in a larger group. The Company shall to the extent permitted by law provide credit for past service with the Members for purposes of eligibility, vesting and level of benefits under all Company benefit plans.

     8.   Licenses to Members and Third Parties.
          -------------------------------------

     8.1  Macworld Expos.
          --------------

          (a) With respect to existing, continuously run Macworld Expos held within the United States, the Company shall (i) grant a sublicense to IDG for the use of the name "Macworld" and all other trademarks, trade names or service marks containing the term "Macworld" (collectively, the "'Macworld Marks") solely in connection with such Macworld Expos and (ii) perform the obligations set forth in Schedule 8.1 hereto for such Macworld Expos in exchange for a royalty of 8% of the aggregate revenues of such Macworld Expos held after August 15, 1997, using historical practices to calculate such revenues; provided, that,
(x) if the Company's aggregate costs and expenses in performing the obligations set forth in Schedule 8.1 hereto exceed such royalty amounts, the Company shall terminate the license and its obligations set forth in this Section, unless IDG raises the royalty to an amount greater than the aggregate costs and expenses or reduces the services required so that the existing royalty becomes greater than the new costs and expenses and (y) with respect to any Macworld Expos that discontinues events in its current geographic region of the United States, the sublicense and obligations set forth in (i) and (ii) above with respect to such geographic region shall terminate. The license granted hereunder shall be utilized by IDG for Macworld Expos to extent such services are conducted substantially consistent with its current scope of operations.

          (b) With respect to existing, continuously run Macworld Expos held outside of the United States, the Company shall grant a royalty-free sublicense to IDG for the use of the Macworld Marks solely in connection with such Macworld Expos, provided, that (x) the Company shall not perform any services or obligations with respect to such Macworld Expos, and (y) with respect to any Macworld Expos that discontinues events in its current geographic region, the sublicense set forth above with respect to such geographic region shall terminate. The license granted hereunder shall be utilized for Macworld Expos to extent such services are conducted substantially consistent with its current scope of operations.

          (c) All new sublicenses for new geographic locations in the United States and internationally between IDG and the Company shall be entered on arms' length terms and conditions. IDG shall have a right of first refusal for itself or on behalf of its affiliates for all new sublicenses offered to third parties for new geographic locations in the United States and internationally.

          (d) Promptly hereafter, the Company and IDG shall negotiate and execute a standard form of license agreement consistent with the provisions of this Section 8.1, including terms and conditions similar to those that are normally included in agreements of that type.

     8.2  Sublicense to IDG for International Editions.
          --------------------------------------------

          (a) With respect to existing international editions of Macworld produced by IDG or its affiliates, the Company shall (a) grant a sublicense to IDG for the use of the Macworld Marks solely in connection with the publication of such international editions, and (b) perform the obligations set forth in
Schedule 8.2 hereto in exchange for a royalty of 2% of the aggregate revenues from such editions; provided, that, (x) in the event the Company's aggregate costs and expenses in performing the obligations set forth in Schedule 8.2 hereto exceed such royalty amounts, the Company shall terminate the license and its obligations set forth in this Section unless IDG raises the royalty to an amount greater than the aggregate costs and expenses or reduces the services required so that the existing royalty becomes greater than the new costs and expenses, (y) with respect to any international edition that discontinues publication, the sublicense set forth above shall terminate, and (z) IDG shall have the right to terminate any license on not less than 60 days notice to the Company.

          (b) With respect to existing international editions of Macworld produced by non-IDG affiliates, pursuant to the Assignment and Assumption Agreement, MCI has assigned to the Company all of its rights, and the Company agreed to assume all of MCI's obligations, under the currently existing licenses with such non-affiliates.

          (c) All new licenses for new international geographic locations between IDG and the Company shall be entered on arms' length terms and conditions. IDG shall have a right of first refusal for itself or on behalf of its affiliates for all new licenses offered to third parties for new international geographic locations.

          (d) Promptly hereafter, the Company and IDG shall negotiate and execute a standard form of license agreement consistent with the provisions of this Section 8.2, including terms and conditions similar to those that are normally included in agreements of that type.

     8.3  MacUser and MacWeek Licenses.
          ----------------------------

          (a) With respect to existing international editions of MacUser produced by licenses, pursuant to the Assignment and Assumption Agreement, Ziff-Davis has assigned to the Company all of its rights, and the Company agreed to assume all of Ziff-Davis' obligations, under the currently existing licenses with such licensees.

          (b) With respect to the existing international edition of MacUser produced by SOFTBANK Japan or its affiliates, the Company shall grant a perpetual royalty-free sublicense to SOFTBANK Japan for the use of the "MacUser" trademark and all other trademarks, trade names or service marks containing the term "MacUser" (collectively, the "MacUser Marks") solely in connection with the publication of MacUser in Japan; provided, that, in the event that SOFTBANK Japan discontinues publication of such publication, the sublicense set forth above shall terminate. Promptly after this date, the parties shall use good faith efforts to consider and negotiate a joint venture or other arrangement with respect to the publication of Macworld in Japan.

          (c) With respect to the existing international edition of MacUser produced by Editorial America Iberica ("EAI") or its affiliates, the Company shall grant a one-year, royalty-free sublicense to EAI for the use of the "MacUser" trademark in connection with the publication of MacUser in Spain in order to enable EAI to transition from the MacUser trademark; provided, that, in the event that EAI discontinues publication of such publication, the sublicense set forth above shall terminate.

          (d)  Promptly hereafter, the Company and companies set forth in this
Section 8.3 shall negotiate and execute a standard form of license agreement consistent with the provisions of this Section 8.3, including terms and conditions similar to those that are normally included in agreements of that type.

     9.   The Company's Web Sites.
          -----------------------

     9.1  Publication Web Sites.  The Company shall own (except for the sites
          ---------------------
licensed pursuant to the Assignment and Assumption Agreements), produce, publish and maintain sites on the World Wide Web with respect to the Publications and Apple/MacIntosh products, including without limitation the sites licensed pursuant to the Assignment and Assumption Agreements and the ZDNet MAC sites licensed pursuant to Section 9.2 below (collectively, the "Sites"). With respect to the Sites:

          (a)  Each of the Sites shall have "zdnet.com" as its root domain.

          (b) The Company shall solicit and sell advertising for insertion in the Sites at its own cost and expense.

          (c) At the Company's option, Ziff-Davis or IDG may solicit and sell non-Apple/MacIntosh advertising on the Sites and shall receive a 20% commission on all ads sold.

          (d) IDG and Ziff-Davis shall each maintain reciprocal links on its sites to the Sites, the location of such links to be editorially appropriate.

          (e) IDG and Ziff-Davis shall modify their search engines at idgnet.com and zdnet.com, respectively, so that the scope of such search engines includes the content located on the Sites.

          (f) The Company hereby grants IDG and Ziff-Davis a non-exclusive, royalty-free, perpetual license and right to create excerpts and links to content located on the Sites, including, without limitation, news content and products.

          (g) The Company shall maintain the archival content of the Sites consistent with MCI's existing practices with respect to Macworld, and Ziff-Davis' existing practices with respect to MacWeek and MacUser.

          (h) All advertising revenue and web traffic statistics resulting from access to the Sites shall be credited to Company for audit purposes, provided that, advertising revenue and web traffic statistics shall be attributed first to ZDNet, and then IDG to the extent audit rules of the relevant reporting entity permit. The Company shall provide ZDNet and IDG with such records and data reasonably required for their auditing needs and shall reasonably accommodate ZDNet and IDG in the Company's selection of its reporting entity. The Company shall maintain complete and accurate records of such web traffic and shall report such traffic consistent with the provisions of this Section.

          (i) The Company shall establish and maintain a link to Ziff-Davis' shareware library and shall not maintain any link to any non-Company site which offers shareware products or software. If the Company publishes and maintains a site which offers shareware products or software, in no event shall the Company display or promote such site more prominently than Ziff-Davis' shareware library.

          (j) With respect to the sites on the World Wide Web contributed by Ziff-Davis and IDG pursuant to the Assignment and Assumption Agreements (the "Contributed Sites"), the Company shall cause the Contributed Sites to perform, and the quality of its content to be, in accordance with or better than current ZDNet standards.

     9.2  ZDNet MAC.  The Company, pursuant to a license from ZDNet, an
          ---------
affiliate of Ziff-Davis, shall produce, publish and maintain a site to replace the ZDNet MAC channel and each of the subsidiary ZDNet MAC sections currently produced, published and maintained by ZDNet, except for "Mac Download," which shall continue to be produced, published and maintained by ZDNet. Ziff-Davis and the Company shall agree upon a new name for such site, as well as the look and feel of such site. With respect to existing subsidiary ZDNet MAC channel sections which are produced, published or maintained by third parties, Ziff-Davis shall use commercially reasonable efforts to assign and transfer such rights and obligations to the Company. Thereafter, the Management Board may continue, modify or terminate such rights and obligations. Furthermore, the Company shall maintain the site reasonably consistent with the existing ZDNet "look and feel", and the site shall perform and the quality of its content shall be in accordance with or better than current ZDNet standards.

     10.  Special Covenants.
          -----------------

     10.1 Non-Compete.  During the period that Ziff-Davis is a member, Ziff-
          -----------
Davis (nor any of its respective subsidiaries or affiliates) shall not, and during the period that MCI is a member, neither MCI nor IDG shall (nor any of its respective subsidiaries or affiliates) publish, or own more than a 5% interest in any business that publishes a print magazine for distribution primarily in the United States which is directly competitive with the Publications and principally devoted to computers and other products of Apple Inc. or its licensees and assignees, unless such publication or other interest is owned by the Company. Notwithstanding anything to the contrary contained in this Section, Ziff-Davis and IDG (and any of their respective subsidiaries or affiliates) may continue to publish and operate all of their present publications, services and products, so long as such products do not substantially change to become significantly more focused on the products of Apple or its licensees or assignees, and may publish or otherwise participate in print magazines outside of the Company which are directed generally at home, educational or personal computing, so long as any such publications do not provide substantially disproportionate coverage to Apple products and services. Notwithstanding the foregoing, Ziff-Davis may continue to publish and operate a shareware library which contains products of Apple and its licensees and assignees.

     10.2 Confidentiality.  Each of the Members and IDG shall keep confidential
          ---------------
and shall not (a) disclose to any person or (b) use in any manner other than on behalf of the Company or as may otherwise be specifically permitted under this agreement or by a specific determination of the Management Board, or as otherwise required by any applicable legal or regulatory authority, any Confidential Information. "Confidential Information" means any nonpublic, confidential or proprietary information of the Company, or relating to any of the Publications other than information which is or becomes generally available to the public other than as a result of a breach of this agreement by the disclosing Member or IDG.

     10.3 Non-Solicitation/No Hire.  During the period that Ziff-Davis is a
          ------------------------
member, Ziff-Davis (nor any of its respective subsidiaries or affiliates) shall not, and during the period that MCI is a member, neither MCI nor IDG shall (nor any of its respective subsidiaries or affiliates) solicit, employ or hire, as an employee or consultant, for its business or on behalf of any third party any individual who after this date is an employee or consultant of the Company (unless the services of such employee or consultant ceased more than three months before such solicitation or hire or such employee or consultant was fired or laid-off by the Company). Notwithstanding the foregoing, (i) the limitation set forth above shall not apply in the event that the President approves of a Member hiring the Company employee, (provided, the President shall act in an even handed manner as between Ziff-Davis on the one hand and MCI and IDG on the other) and (ii) none of Ziff-Davis, MCI or IDG shall encourage the resignation or termination of any individual who after this date is an employee or consultant of the Company.

     10.4 Remedies.  Each of Ziff-Davis, MCI and IDG acknowledge that the remedy
          --------
at law for breach of any of their respective covenants under this Section 10 will be inadequate and, accordingly, in the event of any breach or threatened breach by any of them of the provisions of this Section 10, the other parties shall be entitled, in addition to all other remedies, to an injunction restraining any such breach, without bond or other security being required.

     11.  Distributions.  Distributions shall be made to the Members at the
          -------------
times and in the aggregate amounts unanimously determined by the Management Board. Such distributions shall be made among the Members pro rata based on their respective Interests. Notwithstanding the foregoing, distributions made in connection with a sale of all or substantially all the Company's assets or a liquidation of the Company shall be made in accordance with the positive capital account balances of the Members (determined after giving effect to the allocation of all gains and losses realized in connection with the liquidation) within the time period set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3), to the extent thereof and thereafter, in proportion to the Members' respective Interests. This Section 11 shall not apply to repayment of Member loans made pursuant to Sections 3.1 or 3.2 hereof.

     12.  Transfer Restrictions.  During the period beginning on the date of
          ---------------------
this agreement, and ending five years from such date, no Member may sell, transfer, assign, pledge, mortgage or otherwise dispose of or encumber all or any portion of its Interests in the Company, or enter into any agreement as a result of which any person shall have an interest in, or right to receive distributions from, the Company (any of the foregoing, a "Transfer"). After the expiration of such five year period, neither Member may sell, transfer, assign or otherwise dispose of its Interest in the Company without granting the other Member a right of first refusal. Any attempted Transfer of an Interest in the Company otherwise than in accordance with this Section 12 shall be void as against the other Member. Notwithstanding anything to the contrary in this Section, either Member may at any time without the consent of the other Member (but after giving prior notice to the other Member) effect a Transfer of all (but not less than all) of its Interests in the Company to an affiliate of such Member which has expressly assumed in writing all of such Member's obligations under this agreement, provided, however, such Transfer shall not release the transferor of liability for these obligations if not performed by the transferee. For purposes of this agreement, an "affiliate" of any Member shall mean (a) any existing or future entity which directly or indirectly controls or is controlled by or is under common control with such Member, (b) any entity that directly or indirectly, is the beneficial owner of 50% or more of any class of the voting securities of such Member provided, however, SOFTBANK Corporation or any of its wholly owned subsidiaries shall not be considered an affiliate of Ziff-Davis hereunder, except with respect to Section 10.1 above.

     13.  Term; Dissolution; Liquidation.
          ------------------------------

     13.1 Term.  Unless terminated earlier pursuant to Section 13.2, the term of
          ----
the Company shall end on December 31, 2026.

     13.2 Dissolution Prior to Expiration of Term.  The Company shall be
          ---------------------------------------
dissolved prior to the expiration of its term (a) upon agreement of Members to dissolve the Company, (b) upon a sale of all or substantially all of the assets of the Company, (c) if the Members are unable to resolve a deadlock condition pursuant to Section 5.2 above and neither Member purchases the interest of the other Member as provided in Section 5.2 above, or (d) as otherwise provided by applicable law.

     13.3 Liquidation and Distribution of Assets.  Upon dissolution, the
          --------------------------------------
Company's business shall be liquidated in an orderly manner. The Management Board shall act as the liquidator (unless the Management Board elects to appoint a liquidator) to wind up the affairs of the Company pursuant to this Agreement. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Delaware Act and in any reasonable manner that the liquidator shall determine to be in the best interest of the Members or their successors-in-interest.

     13.4 Termination.  The Company shall terminate when all property owned by
          -----------
the Company has been disposed of and the assets, after payment of or provisions for liabilities to the Company's creditors, have been distributed between the Members as provided in Section 11 above.

     14.  Fiscal Year; Reports.
          --------------------

     14.1 Fiscal Year.  The Company's fiscal year shall be the calendar year.
          -----------

     14.2 Books of Account.  Complete and accurate corporate records and books
          ----------------
of account shall be kept by the Company at the principal office of the Company (or at such other office as the Management Board may designate). Each Member shall have unrestricted access at all time to such records and books. The determinations of the Management Board with respect to the treatment of any item or its allocation for foreign, federal, state or local income tax purposes shall be binding upon the Members so long as that determination is not inconsistent with any provision of this agreement.

     14.3 Reports and Tax Return.  Within 90 days after the end of each fiscal
          ----------------------
year the Company shall furnish to each Member financial statements for that fiscal year. The financial statements shall include a balance sheet of the Company as of the end of the year and a statement of income and a statement of changes in financial position of the Company for the year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year. In addition, the Company shall furnish to each Member monthly financial statements within 15 days after the close of each month. Each annual tax return of the Company shall be presented to the Members (other than a Member responsible for preparing such return) within 90 days after the end of the fiscal year to which it applies, and the Member or Members shall have 30 days within which to approve such return.

     14.4 Access.  Each Member and its representatives shall have access during
          ------
normal business hours to the premises, books and records of the Company and shall be entitled to meet with the President and other key persons or officers of the Company at reasonable intervals and on reasonable notice.

     15.  Tax Matters.
          -----------

     15.1 Designation.  The Members intend that the Company be treated as a
          -----------
partnership for Federal income tax purposes.

     15.2 Allocations of Profits and Losses.  The Company's taxable income and
          ---------------------------------
tax losses shall be allocated to each Member based on its respective Interest in the Company.

     15.3 Capital Accounts.  The Company shall maintain a separate capital
          ----------------
account for each Member, Such capital account shall be maintained and adjusted in accordance with Treasury Regulation Sections 1.704-1(b) and 1.704-2. For tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Members in the same manner as are taxable income and tax losses of the Company; provided, that items of income, gain, loss, deduction or credit
                --------
for tax purposes shall be allocated among the Members in a manner that takes account of the variations between the adjusted tax basis and fair market value of property contributed to the Company in determining the Members' respective shares of tax items under Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code"). Consistent with applicable Treasury Regulations (A) there shall be credited to each Member's capital account: (i) the amount of any cash contributed by such Member to the capital of the Company; (ii) the fair market value of any property contributed by such Member to the capital of the Company (net of any liability secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code), (iii) such Member's share of Company income or gain (or items thereof); and (B) there shall be charged against each Member's capital account: (i) the amount of all cash distributions to such Member; (ii) the fair market value of any property distributed to such Member by the Company (net of any liability secured by such property that the Member is considered to assume or take subject to under
Section 752 of the Code); (iii) such Member's share of Company loss and deduction (or items thereof); and (iv) any Company expenditures described in
Section 705(a)(2)(B) of the Code.

     15.4 Tax Matters Partner.  (a) Ziff-Davis shall be the Tax Matters Partner
          -------------------
(as defined in Section 6231(a)(7) of the Code).

     (b) The Tax Matters Partner is specifically directed and authorized to take whatever steps it, in its sole discretion, deems necessary or desirable to perfect its designation as such, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under Treasury Regulations. In addition, the Tax Matters Partner shall serve in a similar capacity with respect to any similar tax related or other elections provided by state or local laws. The Tax Matters Partner is authorized to employ such accountants, attorneys and agents as it, in its sole discretion, determines are necessary to or useful in the performance of its duties. Any amounts of tax or expenses paid or incurred by the Tax Matters Partner with respect to the determination of any tax imposed on the Company or its Members with respect to Company income or deduction (including expenses of administrative and judicial proceedings relating to the determination of Company items at the Company level) shall constitute a Company expense and shall be paid by the Company.

     16.  Indemnification.
          ---------------

     16.1 General.  To the extent not inconsistent with applicable law, the
          -------
Company shall indemnify and hold harmless the Members and any officers of the Company from any loss, liability, damage or expense (including, but not limited to, any judgment, award or settlement and reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim) arising out of (a) any acts or omissions or alleged acts or omissions arising out of their activities or the activities of any of their respective employees or agents on behalf of the Company or in connection with the business or operations of the Company, and (b) any liability imposed upon any Member or any of their respective officers, directors or other affiliates or any officer under any statute, rule or regulation relating to environmental matters; provided that the acts or omissions or the alleged acts or omissions upon which the action or threatened action, proceeding or claim is based were not performed or omitted through gross negligence or intentional malfeasance of the indemnified party. Reasonable expenses incurred by any officer or any Member or any of their respective officers, directors or other affiliates in connection with the matters referred to above may be paid or reimbursed by the Company in advance of the final disposition of the proceeding upon receipt by the Company of (a) a written affirmation by any officer or any Member or the officer, director or other affiliate of his or its good faith belief that he or it met the standard of conduct necessary for indemnification by the Company, and (b) a written undertaking by or on behalf of any officer or any Member or the officer, director or other affiliate to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that it has not met that standard of conduct.

     16.2 Liability for Acts or Omissions.  To the extent not inconsistent with
          -------------------------------
applicable law, neither any officer nor any Member nor any officer, director, employee or other affiliate of any Member shall be liable, responsible or accountable in damages or otherwise to the Company or to any Member for any action taken or for any failure to act on behalf of the Company in connection with the business or operations of the Company, unless the act or omission was performed or omitted through gross negligence or intentional malfeasance.

     17.  Further Assurances.  Each Member shall execute and deliver such
          ------------------
additional documents and instruments, and shall perform such additional acts, as may be necessary or appropriate to carry out the terms of this agreement.

     18.  Liability of the Members.  Except as otherwise expressly provided in
          ------------------------
the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member. Except as otherwise expressly provided in the Delaware Act, the liability of each member shall be limited to the amount of capital contributions, if any, required to be made by such person in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement.

     19.  Miscellaneous.
          -------------

     19.1 Joint and Several Liability.  IDG and MCI hereby acknowledge and agree
          ---------------------------
that their respective obligations under this agreement are joint and several, and that each guarantees, jointly and severally, absolutely and unconditionally, to the Company and to Ziff-Davis for the performance of such obligations

     19.1 Entire Agreement; Amendment.  This agreement together with the
          ---------------------------
Assignment and Assumption Agreements, contains a complete statement of the arrangements among the Members with respect to this subject matter, and supersedes all prior agreements and understandings between them with respect to such subject matter. This agreement may be amended only by a written agreement of the Members.

     19.2 Notices.  Any notice or other communication under this agreement shall
          -------
be in writing and shall be considered given when delivered in person or mailed by certified or registered mail, postage prepaid and return receipt requested, or sent by reputable overnight courier addressed to the party intended as the recipient at the address listed on the Company's records or at such other address as a Member may designate by written notice to the other Members and the Company.

     19.3 Governing Law.  This agreement shall be governed by, and construed in
          -------------
accordance with, the law of the State of Delaware applicable to agreements made and to be performed in Delaware.

     19.4 Severability.  The invalidity or unenforceability of any provision of
          ------------
this agreement shall not effect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

                                   *   *   *

     IN WITNESS WHEREOF, authorized officers of the parties hereto have duly executed this agreement as of the date first above written.

ZIFF-DAVIS INC.                   INTERNATIONAL DATA GROUP, INC.


By: /s/ Daryl Otte                By: /s/ James G. Ghirardi
    --------------------              --------------------------
    Name:  Daryl Otte                 Name:  James G. Ghirardi
    Title: VP Planning                Title: VP Finance

MACWORLD COMMUNICATIONS, INC.


By: /s/ James G. Ghirardi
    ----------------------------
    Name:  James G. Ghirardi
    Title: VP Finance

                                   Exhibit A
                           Preliminary Business Plan


                              1998   1999   2000
Revenue
  MacWorld/MacUser            $47.0
  MacWeek                     $22.0
                              -------------------
Total                         $69.0  $72.5  $76.0

Operating Profit
  MacWorld/MacUser            $16.0
MacWeek                       $ 4.0
                              -------------------
Total                         $20.0  $22.0  $24.0


Initial Cash Need [OPEN]

                                  Schedule 7.1
                                Cost of Services

                                  Cost Per Month ($000)
                            -----------------------------------
                            MacWorld/User         MacWeek
                            -----------------     -------------
                            ZD            IDG     ZD        IDG
Circulation*
-----------
  Management                $54         $76       $29       NA
  Promo Purchasing            4         incl.       2       NA
                            -----------------------------------
Total                       $58         $76       $31       NA

Production*
----------
  Non-Classified            $18         $49       $28       NA
  Classified                  4         incl.      10       NA
                            -----------------------------------
Total                       $22         $49       $38       NA

Accounting
----------
GL, AP, AR, Credit,         $20         $36       $13       NA
Collections, Tax Treasury
Accounting Systems            5         incl.       5       NA
                            -----------------------------------
Total                       $25         $36       $18       NA

Facilities                  $17         $26       $12       NA
----------


* The parties understand that vendor contracts at Ziff-Davis are available to the Company only if the ZD Central Service Departments are used by the Company.

                                  Schedule 8.1
                             Macworld Expo Services

A.  ADVERTISING

IDG shall receive 32 pages and provided inserts where noted of advertising in the Publication:

               January             2 FP 4C ads
               February            2 FP 4C ads
               March               2 FP 4C ads
               April               2 FP 4C ads
               May                 2 FP 4C ads
               June                4 FP 4C w/2po insert (pre-reg ad)
               July                4 FP AC w/2pg insert (pre-reg ad)
               August              2 FP 4C ads
               September           2 FP 4C ads
               October             2 FP 4C ads
               November            4 FP 4C w/2pg insert (pre-reg ad)
               December            4 FP 4C w/2pg insert (pre-reg ad)

B.  DIRECT MAIL

     1. IDG shall receive unlimited use of the Publication subscriber file at cost [handwritten, initialed addition: for use at Macworld Expo only.]

     2. The Company will polybag all August subscriber issues of the Publication in the Boston area and provide insertion space for Macworld Expo promotional items.

C.  INTERNET

     1. The Company will maintain a permanent link between the Macworld Online site and the Macworld Expo site. During the two weeks before the pre-registration deadline for a Macworld Expo show and the two weeks before the first day of the show, this link shall appear on the Macworld Online home page.

     2. Mention of Macworld Expo be made in each "Express" bulletin that is distributed by the Company via e-mail during the two peak periods described above.

     3. Information on Macworld Expo will be prominently included by the Company in the Macworld area on America on Line.

D.   ON SITE

     1. The Company will provide current issues of the Publication and ClubMacworld brochures for distribution in registration lobbies at each Macworld Expo show.

     2. The Company will provide tradeshow bags containing the Macworld Expo logo for distribution at registration booths.

     3. The Company will provide table tents promoting ClubMacworld for display in registration lobbies.

     4. The Company will provide banners promoting the Publication for display in show registration lobbies.

Schedule 8.2
Obligations for International Edition
-------------------------------------

Respond to Inquiries and Provide Contact Information to and for International Publications

Host Event at Expo that Address the Global Market

Annual Product Line Meeting to Provide a Forum to Share Information on Publishing, the Macworld Brand and the MacMarket

Provide support for various publishing functions through:

 . Content from Macworld US
 . Issue of MacWorld US sent monthly
 . Editorial Updates for Future Coverage
 . Macintosh Market Information
 . Audit Content Usage
 . International Web Page
 . Shared Online Advertising
 . Consolidated Subscriber List for Rental
 . Assistance with Marketing Efforts
 . Assistance with International Expos and Events including Speaking Engagements